UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K/A

(Amendment No. 1 to Form 8-K)
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 1, 2018

Inrad Optics, Inc.
(Exact Name of Registrant as Specified in Charter)

NEW JERSEY	000-11668	22-2003247
(Sate or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

181 Legrand Avenue, Northvale, NJ 07647
(Address of Principal Executive Offices) (Zip Code)

201-767-1910
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2018, William J. Foote who has served as the Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer of Inrad Optics, Inc. (the “Company”), was appointed as Executive Vice President of the Company. He will continue to serve as Chief Accounting Officer. Also on October 1, 2018, Elias Kabous, age 62, who has served as the Company’s Controller since joining the Company on June 12, 2017 was appointed as Interim Chief Financial Officer, Secretary and Treasurer of the Company, replacing Mr. Foote in those positions. Prior to joining Inrad Optics, Inc., Mr. Kabous worked with Cine Magnetics Inc., a provider of In-air entertainment to the airline industry, from March 2009 until June 2017. Mr. Kabous is a CPA and received a Bachelor of Science in Accounting from Aleppo University in Syria.

It is anticipated that Mr. Foote will retire from the Company in early 2019 but will continue to serve as a Director of the Company. The appointment of Mr. Kabous is part of that transition process.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inrad Optics, Inc.

Date: October 5, 2018	By:	/s/ Amy Eskilson
Name: Amy Eskilson
Title: President and CEO

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